GOLD BANC CORPORATION, INC.
                        11301 NALL AVENUE
                        LEAWOOD, KANSAS 66211
                        www.goldbanc.com

                        NASDAQ: GLDB        MORE THAN MONEY SM



    AT GOLD BANC:
    Keith E. Bouchey         Brian J. Ruisinger
    Exec. V.P. - M&A         Investor Relations
    (913) 451-8050           (913) 451-8050
    keithb@goldbanc.com      brianr@goldbanc.com


AT THE FINANCIAL RELATIONS BOARD (www.frbinc.com):
Mike Arneth             Paul Scheeler           Joyce Hanson
General Information     Analysts/Investors      Media Inquiries
(312) 640-6734          (312) 640-6742          (312) 640-6756
marneth@frb.bsmg.com    pscheele@frb.bsmg.com   jhanson@frb.bsmg.com

FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 7, 1999

              GOLD BANC TO ACQUIRE AMERICAN BANK OF
       BRADENTON, FL. IN $91.4 MILLION TAX-FREE STOCK SWAP

LEAWOOD, KANSAS-SEPTEMBER 7, 1999-GOLD BANC, (NASDAQ: GLDB), announced today the Company has signed a definitive agreement to acquire American Bancshares, Inc., (Nasdaq: ABAN), and its wholly-owned subsidiary, American Bank, one of the largest independent community banks on the west coast of Florida. Including other previously announced acquisitions, the deal will increase Gold Banc's assets by 32 percent to over $2.0 billion and its core deposits by 28 percent to more than $1.8 billion.

Gold Banc is one of the country's fastest growing financial services organizations, using a network of community banks to deliver the full range of financial products and services customers demand. Gold Banc applies a rigorous set of financial and strategic criteria to execute transactions which it believes will contribute significantly to shareholder value within a specific timeframe.

Michael W. Gullion, Gold Banc Chairman and CEO, noted: "The addition of American to the Gold Banc family highlights the fact that we're building a financial services company, not just buying banks. Our balanced growth strategy is to leverage internal growth through expanded product lines and services across an ever-larger customer base. Over the last several years we've broadened our management, expanded our products and services and built a financial services infrastructure through strategic acquisitions in investment management, insurance and trust services, in addition to acquiring community banks. Our focus is on opportunities which offer a superior return on invested capital-those where our funds can be deployed most efficiently to the benefit of our shareholders. The American acquisition meets these criteria and is Gold's largest to date and our first in Florida, an outstanding growth market. Specifically, this transaction:

1) Expands Gold's asset base by an order of magnitude to $2 billion while effectively leveraging our capital, maintaining asset quality and contributing to earnings potential while bolstering our ongoing shift from rate-sensitive interest income toward non-interest or fee income;

2) Raises the percentage of Gold's assets in high-growth metropolitan markets to 75 percent, further diversifies our regional presence and adds ten locations in one of the most attractive banking markets in the country and the nation's second fastest growing county over the last ten years; and
                              -MORE-

                                                        Gold Banc
                                                            Add 1

3) Positions Gold at the forefront of providing financial services to this key market's significant retiree asset base while giving us the opportunity to preserve relationships with current and future Gold Banc customers across the midwest and southwest who might otherwise move deposits and assets to other institutions upon retirement and relocation."

The total purchase price of the acquisition is approximately $91.4 million in a stock-for-stock, tax-free exchange of American Bancshares common stock at $18.18 per share. The purchase price does not include the options of American Bancshares which are being converted into an equivalent amount of Gold Banc options. The exchange ratio floats based on the average price for Gold Banc common stock during the ten day trading period ending three days prior to closing between $11.00 and $13.75. On September 3, 1999, the closing price on the Nasdaq Stock Market for Gold Banc Common Stock was $11.875 per share. Should the average price of Gold Banc common stock fall below $10.00 for a specified period of ten trading days immediately prior to regulatory and shareholder approval, American Bancshares can terminate the transaction.

American Bancshares currently has approximately 5.03 million common shares outstanding, and Gold Banc has approximately 17.2 million common shares outstanding.

The transaction will be accounted for as a pooling of interests and is expected to be accretive to Gold Banc's earnings and yield savings of approximately 25 to 30 percent in American's cost base. Completion of the transaction is subject to the approval of the appropriate regulatory authorities and the shareholders of both Gold Banc and American Bancshares. The deal is expected to close in the first quarter of 2000.

AMERICAN BANK MANAGEMENT COMMENTS

J. Gary Russ, Chairman of American Bancshares, stated: "Our board of directors is pleased to be joining the Gold Banc family and, in our judgment, the terms of this transaction acknowledge the value of our franchise. As the leading independent community bank on the west coast of Florida, the enhanced financial leverage and operational strength of our combined organization will enable us to deliver a broader range of financial services to customers and extend our competitive lead in an excellent market."

Jerry L. Neff, President and CEO of American Bank, remarked:
"Combining forces with Gold Banc allows us to preserve the valuable relationships our board members have built with local communities. This is a good strategic partnership given our shared cultures of personalized service to individuals and small business customers. Gold Banc's impressive range of financial services is what community banks must deliver to remain competitive with the increasing number of other financial services providers."

American Bank will continue to operate under that name with an ongoing philosophy of personal attention, professional service and civic commitment. Customer contact staff will remain intact and customers can expect to see the same people they have come to know and trust each time they visit any American Bank location.
                              -MORE-

                                                        Gold Banc
                                                            Add 2

OVERVIEW OF AMERICAN BANK

American Bancshares, Inc., a Florida corporation organized on June 30, 1995, is the bank holding company for its principal and wholly-owned subsidiary American Bank. The company conducted its initial public offering in February 1996. American Bank, founded in 1989, has grown rapidly to ten locations and is now the largest independent bank in Manatee County, Florida, based on asset size. American Bank attracts FDIC-insured deposits, and focuses on providing relationship banking based on personal attention and professional service, as well as maintaining exceptionally strong civic commitments. Most of the bank's customers are small and medium-sized businesses and individuals located in the west central coastal area of Florida.

SAFE HARBOR STATEMENT

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from acquisitions cannot be fully realized or realized within the expected time frame; (2) revenues following the merger are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration of the business of the organizations are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic conditions, either nationally or in states in which the combined company will be doing business, are less favorable than expected; and (7) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

          FOR MORE INFORMATION ON GOLD BANC TOLL-FREE VIA FAX,
     SIMPLY DIAL 1-800-PRO-INFO, FOLLOW THE VOICE MENU PROMPTS AND
      ENTER THE COMPANY CODE "GLDB" ON ANY TOUCH TONE PHONE,
    OR VISIT THE GOLD BANC PAGE ON FRB'S WEB SITE AT WWW.FRBINC.COM

               VISIT GOLD BANC AT WWW.GOLDBANC.COM

                              # # #